Exhibit 4.1

REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

This REGISTRATION RIGHTS AND LOCK-UP AGREEMENT (this “Agreement”) is made as of March 2, 2026 by and between Flowco Holdings Inc., a Delaware corporation (the “Corporation”), and Riverway Group, a Cayman Islands exempted company with limited liability (the “Initial Holder”).

RECITALS

WHEREAS, this Agreement is made in connection with the Stock Purchase Agreement, dated as of February 1, 2026, by and between the Corporation and the Initial Holder (the “Purchase Agreement”), and the issuance of shares (such shares, the “Shares”) of Class A Common Stock, par value $0.0001, of the Corporation (“Class A Common Stock”) pursuant to the Purchase Agreement; and

WHEREAS, the Corporation has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Initial Holder pursuant to the Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1.
Definitions. For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1:

“Adverse Disclosure” means public disclosure of material non-public information which, in the Board’s judgment, after consultation with outside legal counsel to the Corporation, (i) would be required to be made in any report or Registration Statement filed with the SEC by the Corporation so that such report or Registration Statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such report or Registration Statement; and (iii) the Corporation has a bona fide business purpose for not disclosing publicly at such time.

“Affiliate” of any Person means any other Person controlled by, controlling or under common control with such Person. As used in this definition, “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise).

“Agreement” has the meaning set forth in the recitals.

“Automatic Shelf Registration Statement” shall have the meaning set forth in Rule 405.

“Board” means the board of directors of the Corporation.

“Business Day” means any day of the year on which national banking institutions in New York are open to the public for conducting business and are not required or authorized to close.

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock of such corporation (whether voting or nonvoting and whether common or preferred), (ii) with respect to any Person that is not a corporation, individual or governmental entity, any and all partnership, membership, limited liability company or other equity interests of such Person that confer on the holder thereof the right to receive a share of the profits and losses of, or the distribution of assets of the issuing Person, and (iii) any and all warrants, rights (including conversion and exchange rights) and options to purchase any security described in clauses (i) or (ii) above.

“Class A Common Stock” has the meaning set forth in the recitals.

“Class B Common Stock” means the Corporation’s Class B common stock, par value $0.0001 per share.

“Common Stock” means the Class A Common Stock and the Class B Common Stock.

“Corporation” has the meaning set forth in the recitals.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

“Existing Holders” means the Holders as defined in that certain Registration Rights Agreement, dated January 17, 2025, by and among the Corporation and the holders identified therein.

“FINRA” means the Financial Industry Regulatory Authority.

“Free Writing Prospectus” means a free-writing prospectus, as defined in Rule 405.

“Holder” means any Person that is a party to this Agreement from time to time, as set forth on the signature pages hereto, including any Transferee pursuant to Section 7(b) upon the submission of a Joinder to the Corporation as provided therein.

“Lock-Up Expiration Date” means the date that is 180 days after the date hereof.

“Lock-Up Restrictions” has the meaning set forth in Section 7(a).

“Marketed” means an Underwritten Shelf Take-Down that involves the use or involvement of a customary “road show” (including an “electronic road show”) or other substantial marketing effort by underwriters over a period of at least 48 hours.

“MNPI” means material non-public information within the meaning of Regulation FD promulgated under the Exchange Act.

“Non-Marketed” means an Underwritten Shelf Take-Down that is not a Marketed Underwritten Shelf Take-Down, including a block trade or similar transaction that is not Marketed.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including post-effective amendments, and all other material incorporated by reference in such prospectus.

“Public Offering” means any sale or distribution to the public of Capital Stock of the Corporation pursuant to an offering registered under the Securities Act, whether by the Corporation, by Holders and/or by any other holders of the Corporation’s Capital Stock.

“register”, “registered” and “registration” means a registration effected pursuant to a registration statement filed with the SEC (the “Registration Statement”) in compliance with the Securities Act.

“Registration Expenses” means any and all expenses incident to the performance by the Corporation of its obligations under this Agreement, including (i) all SEC or stock exchange registration and filing fees (including, if applicable, the fees and expenses of any “qualified independent underwriter,” as such term is defined in Rule 5121 of FINRA (or any successor provision), and of its counsel), (ii) all fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange and all rating agency fees, (v) the fees and disbursements of counsel for the Corporation and of its independent public accountants, including the expenses of any special audits and/or comfort letters required by or incident to such performance and compliance, (vi) any fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, including liability insurance if the Corporation so desires or if the underwriters so require, and the reasonable fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts and commissions and transfer taxes, if any, (vii) the reasonable fees and out-of-pocket expenses of one counsel selected by the majority in interest of the initiating Holders or the majority in interest of the Shelf Take-Down Initiating Holders, as applicable, (viii) the costs and expenses of the Corporation relating to analyst and investor presentations or any “road show” undertaken in connection with the registration and/or marketing of the Registrable Securities (including expenses incurred by the Holders) and (ix) any other fees and disbursements customarily paid by the issuers of securities.

“Registrable Securities” means the Class A Common Stock issued by the Corporation pursuant to the Purchase Agreement. As to any particular Registrable Securities owned by any Person, such securities shall cease to be Registrable Securities (a) on the date such securities have been sold or distributed pursuant to a Public Offering, (b) on the date such securities have been sold in compliance with Rule 144, (c) on the date such securities have been repurchased by the Corporation or a Subsidiary of the Corporation or (d) on the date the Holder beneficially owns less than three percent (3%) of the Capital Stock of the Corporation that is outstanding at such time and such Holder is able to dispose of all of its Registrable Securities pursuant to Rule 144 in a single transaction without volume limitation or other restrictions on transfer thereunder and the

Corporation has delivered an opinion of counsel reasonably satisfactory to the transfer agent of the Corporation’s equity securities certifying that such Registrable Securities may be so sold.

“Rule 144,” “Rule 405” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision) by the SEC, as the same shall be amended from time to time, or any successor rule then in force.

“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

“SEC” means the U.S. Securities and Exchange Commission.

“Shelf Holder” means any Holder that owns Registrable Securities that have been registered on a Shelf Registration Statement.

“Shelf Registration Statement” means a Registration Statement of the Corporation filed with the SEC for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) covering the Registrable Securities, as applicable.

“Shelf Take-Down” means any offering or sale of Registrable Securities initiated by an initiating Holder pursuant to a Shelf Registration Statement.

“Subsidiary” means, with respect to the Corporation, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of Capital Stock of such Person entitled (without regard to the occurrence of any contingency) to vote in the election of directors is at the time owned or controlled, directly or indirectly, by the Corporation, or (ii) if a limited liability company, partnership, association or other business entity, either (x) a majority of the Capital Stock of such Person entitled (without regard to the occurrence of any contingency) to vote in the election of managers, general partners or other oversight board vested with the authority to direct management of such Person is at the time owned or controlled, directly or indirectly, by the Corporation or (y) the Corporation or one of its Subsidiaries is the sole manager or general partner of such Person.

“Third Party Holder” means any holder (other than a Holder) of Shares who exercises contractual rights to participate in a registered offering of Shares.

“Third Party Shelf Holder” means any Third Party Holder whose Registrable Securities are registered on a Shelf Registration Statement.

“Transferee” means any Person to whom the Initial Holder directly or indirectly transfers Registrable Securities in accordance with the terms of Section 7(b) of this Agreement.

“Underwritten Offering” has the meaning assigned to such term in Section 3(b).

“Underwritten Shelf Take-Down” has the meaning assigned to such term in Section 2(d)(iii).

“Underwritten Shelf Take-Down Notice” has the meaning assigned to such term in Section 2(d)(ii).

“WKSI” means a “well-known seasoned issuer” as defined under Rule 405.

Section 2.
Shelf Registration.
(a)
Filing. Subject to the Corporation’s rights under Section 2(c), the Corporation hereby agrees that it shall (i) use its reasonable best efforts to file on or prior to the later of (A) the 30th day following the date of this Agreement and (B) the date on which the Corporation is then eligible to file a Shelf Registration Statement on Form S-3 (as applicable, the “Shelf Registration Date”) a Shelf Registration Statement (which Shelf Registration Statement shall be filed on Form S-3 if the Corporation is eligible therefor at the time of filing such Shelf Registration Statement with the SEC, and further shall be designated by the Corporation as an Automatic Shelf Registration Statement if the Corporation is a WKSI at the time of filing such Shelf Registration Statement with the SEC), as will permit or facilitate the sale and distribution of all Registrable Securities owned by the Holders (or such lesser amount of the Registrable Securities of any Holder as such Holder shall request to the Corporation in writing) in such manners of distribution as the Holders may reasonably request, and (ii) use its reasonable best efforts to cause such Shelf Registration Statement to become effective as promptly as reasonably practicable after the Shelf Registration Date. No later than ten (10) Business Days prior to the filing of such Shelf Registration Statement, the Corporation shall give written notice to all Holders of the anticipated date of the filing of such Shelf Registration Statement. If the Corporation is permitted by applicable law, rule or regulation to add selling securityholders or additional Registrable Securities, as applicable, to a Shelf Registration Statement without filing a post-effective amendment, a Holder that requested that not all of its Registrable Securities be included in a Shelf Registration Statement that is currently effective may request the inclusion of such Holder’s Registrable Securities (such amount not in any event to exceed the total Registrable Securities owned by such Holder) in such Shelf Registration Statement at any time or from time to time, and the Corporation shall add such Registrable Securities to the Shelf Registration Statement as promptly as reasonably practicable, and such Holder shall be deemed a Shelf Holder. The Corporation shall also use its reasonable best efforts to file any replacement or additional Shelf Registration Statement and use reasonable best efforts to cause such replacement or additional Shelf Registration Statement to become effective prior to the expiration of the initial Shelf Registration Statement filed pursuant to this Section 2(a).
(b)
Continued Effectiveness. The Corporation shall use its reasonable best efforts to keep such Shelf Registration Statement filed pursuant to this Section 2, including any replacement or additional Shelf Registration Statement, continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by the Shelf Holders until the date as of which all Registrable Securities registered by such Shelf Registration Statement have been sold or cease to be Registrable Securities.
(c)
Suspension of Filing or Registration. If the Corporation shall furnish to the Holders (if a Shelf Registration Statement has not yet become effective) or the Shelf Holders (after a Shelf Registration Statement has become effective), a certificate signed by the chief executive officer or equivalent senior executive of the Corporation, stating that the filing, effectiveness or continued

use of the Shelf Registration Statement would require the Corporation to make an Adverse Disclosure, then the Corporation shall have a period of not more than 60 days or such longer period as the applicable initiating Holder shall consent to in writing, within which to delay the filing or effectiveness (but not the preparation) of such Shelf Registration Statement or, in the case of a Shelf Registration Statement that has been declared effective, to suspend the use by Shelf Holders of such Shelf Registration Statement (in each case, a “Shelf Suspension”); provided, however, that, unless consented to in writing by the applicable initiating Holder, the Corporation shall not be permitted to exercise in any 12-month period (i) more than two (2) Shelf Suspensions pursuant to this Section 2(c) or (ii) aggregate Shelf Suspensions pursuant to this Section 2(c) of more than 90 days. Each Holder shall keep confidential the fact that a Shelf Suspension is in effect, the certificate referred to above and its contents for the permitted duration of the Shelf Suspension or until otherwise notified by the Corporation, except (A) for disclosure to such Holder’s employees, agents and professional advisers who need to know such information and are obligated to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners who have agreed to keep such information confidential and (C) as required by law, rule or regulation. In the case of a Shelf Suspension that occurs after the effectiveness of the Shelf Registration Statement, the Shelf Holders agree to suspend use of the applicable Prospectus for the permitted duration of such Shelf Suspension in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the certificate referred to above. The Corporation shall immediately notify the Holders or Shelf Holders, as applicable, upon the termination of any Shelf Suspension, and (i) in the case of a Shelf Registration Statement that has not been filed, or has been filed but not declared effective, shall promptly thereafter file the Shelf Registration Statement, as applicable, and use its reasonable best efforts to have such Shelf Registration Statement declared effective under the Securities Act and (ii) in the case of an effective Shelf Registration Statement, shall amend or supplement the Prospectus, if necessary, so it does not contain any material misstatement or omission prior to the expiration of the Shelf Suspension and furnish to the Shelf Holders such numbers of copies of the Prospectus as so amended or supplemented as the Shelf Holders may reasonably request. The Corporation agrees, if necessary, to supplement or make amendments to the Shelf Registration Statement if required by the registration form used by the Corporation for the shelf registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by Shelf Holders holding a majority of the Registrable Securities then covered by the Shelf Registration Statement.
(d)
Shelf Take-Downs.
(i)
Generally. Subject to the terms and provisions of this Agreement, for so long as an initiating Holder (the “Shelf Take-Down Initiating Holder”) may initiate a Shelf Take-Down pursuant to this Section 2(d), at the option of such Shelf Take-Down Initiating Holder, such Shelf Take-Down (a) may be in the form of an Underwritten Shelf Take-Down or a Shelf Take-Down that is not an Underwritten Shelf Take-Down and (b) in the case of an Underwritten Shelf Take-Down, may be Non-Marketed or Marketed, in each case, as shall be specified in the written demand delivered by the Shelf Take-Down Initiating Holder to the Corporation pursuant to the provisions of this Section 2(d). Notwithstanding anything contained in this Section 2(d), no Shelf Take-Down Initiating Holder shall have the right to initiate a Shelf Take-Down if such Shelf Take-Down Initiating Holder could sell or otherwise distribute its Registrable Securities pursuant to

Rule 144 in a single transaction without any volume or manner of sale limitations, and any Shelf Take-Down subject to this Section 2(d) must involve the offer and sale by such Shelf Take-Down Initiating Holder of Registrable Securities having a reasonably anticipated net offering price (after deduction of underwriter commissions and offering expenses) of at least $25,000,000.
(ii)
Notices. The Shelf Take-Down Initiating Holders may elect in a written demand delivered to the Corporation (an “Underwritten Shelf Take-Down Notice”) to conduct a Shelf Take-Down in the manner described in each of Section 2(d)(iii), 2(d)(iv) and 2(d)(v). The Corporation shall, as soon as practicable, but in any event within fifteen (15) business days after the delivery of such Underwritten Shelf Take-Down Notice (except if the Corporation is not then eligible to register for offer and resale the Registrable Securities on Form S-3, in which case, within 90 days thereof), if so requested, file and effect an amendment or supplement of the Shelf Registration Statement for such purpose.
(iii)
Underwritten Shelf Take-Downs.
(a)
Any Shelf Take-Down that a Shelf Take-Down Initiating Holder has initiated (including any Restricted Shelf Take-Down) may be in the form of an underwritten offering (an “Underwritten Shelf Take-Down”). The Shelf Take-Down Initiating Holders that own a majority of the Registrable Securities to be offered for sale in such Underwritten Shelf Take-Down shall have the right to select the underwriter or underwriters to administer such Underwritten Shelf Take-Down; provided, that such underwriter or underwriters shall be reasonably acceptable to the Corporation.
(b)
The Corporation shall, together with all Shelf Holders and Third Party Shelf Holders of Registrable Securities of the Corporation proposing to distribute their securities through such Underwritten Shelf Take-Down, enter into an underwriting agreement in customary form with the underwriter or underwriters selected in accordance with Section 2(d)(iii)(a).
(iv)
Marketed Underwritten Shelf Take-Downs. The Shelf Take-Down Initiating Holder submitting an Underwritten Shelf Take-Down Notice shall indicate in such notice that it delivers to the Corporation pursuant to Section 2(d)(ii) whether it intends for such Underwritten Shelf Take-Down to be Marketed (a “Marketed Underwritten Shelf Take-Down”).
(v)
Non-Marketed Underwritten Shelf Take-Downs. Any Shelf Take-Down Initiating Holder may initiate a Non-Marketed Underwritten Shelf Take-Down (a “Restricted Shelf Take-Down”) by providing written notice thereof to the Corporation.
(e)
Notwithstanding the rights and obligations set forth in this Section 2, in no event shall the Board be obligated to take any action to effect more than one (1) Underwritten Shelf Take-Down (whether a Marketed Underwritten Shelf Take-Down or a Non-Marketed Underwritten Shelf Take-Down) at the request of the initiating Holder.

Section 3.
Piggyback Registration.
(a)
If at any time or from time to time the Corporation shall determine to register any of its equity securities, either for its own account or for the account of security holders (other than (1) in a registration relating solely to employee benefit plans, (2) a Registration Statement on Form S-4 or S-8 (or such other similar successor forms then in effect under the Securities Act), (3) a registration pursuant to which the Corporation is offering to exchange its own securities for other securities, (4) a Registration Statement relating solely to dividend reinvestment or similar plans, (5) a Shelf Registration Statement pursuant to which only the initial purchasers and subsequent transferees of debt securities of the Corporation or any Subsidiary that are convertible for Common Stock and that are initially issued pursuant to Rule 144A and/or Regulation S (or any successor provision) of the Securities Act may resell such debt securities and sell the Common Stock into which such debt securities may be converted or (6) a registration pursuant to Section 2 hereof), the Corporation will:
(i)
promptly (but in no event less than ten (10) days before the anticipated filing date of the relevant Registration Statement) give to each of the Holders written notice thereof; and
(ii)
include in such registration (and any related qualification under state securities laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests (which Registrable Securities specified shall have a value of not less than $3.0 million in the aggregate at the time of such applicable written notice from the Corporation) made within five (5) days after receipt of such written notice from the Corporation by any Holder except as set forth in Section 3(b) below.
(b)
Underwriting. If the registration of which the Corporation gives notice is for a registered public offering involving an underwriting (an “Underwritten Offering”), the Corporation shall so advise the Holders as a part of the written notice given pursuant to Section 3(a)(i). In such event, the right of any Holder to registration pursuant to this Section 3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to dispose of their Registrable Securities through such underwriting, together with the Corporation and the other parties distributing their securities through such underwriting, shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Corporation. If the managing underwriter or managing underwriters of an Underwritten Offering advise the Corporation and the Holders that in their reasonable opinion the inclusion of all of the Holders’ Registrable Securities requested for inclusion in the subject Underwritten Offering (and any related registration, if applicable) (and any other Registrable Securities proposed to be included in such offering) exceeds the number that can be included without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the Corporation shall include in such Underwritten Offering (and any related registration, if applicable) only that number of Registrable Securities proposed to be included in such Underwritten Offering (and any related registration, if applicable) that, in the reasonable opinion of the managing underwriter or managing underwriters, will not have such adverse effect, with such number to be allocated as follows: (A)

in the case of an Underwritten Shelf Take-Down, (1) first pro rata among the initiating Holders that have requested to include Registrable Securities in such Underwritten Offering based on the relative number of Registrable Securities then held by each such initiating Holder, (2) second pro rata among the Existing Holders and the non-initiating Holders, respectively, that have requested to include shares of Class A Common Stock in such Underwritten Offering based on the relative number of shares of Class A Common Stock and Class B Common Stock, collectively, then held by each such Existing Holder or non-initiating Holder, as applicable, (3) third, if there remains availability for additional shares of Common Stock to be included in such Underwritten Offering, the Corporation and (4) fourth, if there remains availability for additional shares of Class A Common Stock to be included in such Underwritten Offering, any other holders entitled to participate in such Underwritten Offering, if applicable, based on the relative number of shares of Class A Common Stock and Class B Common Stock, collectively, then held by each such holder, (B) in the case of any Underwritten Offering initiated by the Corporation, (1) first, to the Corporation, (2) second, if there remains availability for additional Registrable Securities to be included in such Underwritten Offering, pro rata among all Existing Holders and the Holders desiring to include shares of Class A Common Stock in such Underwritten Offering based on the relative number of shares of Class A Common Stock and Class B Common Stock, collectively, then held by each such Existing Holder or Holder, as applicable, and (3) third, if there remains availability for additional shares of Class A Common Stock to be included in such registration, pro rata among any other holders entitled to participate in such Underwritten Offering, if applicable, based on the relative number of shares of Class A Common Stock and Class B Common Stock, collectively, then held by each such holder and (C) if the offering was not initiated for and on behalf of the Corporation and was initiated for and on behalf of any holder of registration rights (other than any Holder or Existing Holder), (1) first, to such other holder, pro rata based on the number of shares of Class A Common Stock and Class B Common Stock, collectively, held by such other holder, (2) second, to the Existing Holders and the Holders, pro rata based on the number of shares of Class A Common Stock and Class B Common Stock, collectively, held by such Existing Holders and the Holders, and (3) third, to the Corporation. For the avoidance of doubt, the provisions of this Section 3(b) shall apply to any Underwritten Shelf Take-Down requested pursuant to the terms of this Agreement.
(c)
Right to Terminate Registration. The Corporation shall have the right to terminate or withdraw any registration initiated by it under this Section 3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.
Section 4.
Expenses of Registration. All Registration Expenses incurred in connection with all registrations effected pursuant to Section 2 or Section 3, shall be borne by the Corporation; provided, however, that the Corporation shall not be required to pay stock transfer taxes, underwriters’ discounts or selling commissions relating to Registrable Securities.
Section 5.
Obligations of the Corporation. Whenever required under this Agreement to effect the registration of any Registrable Securities, the Corporation shall, as expeditiously as reasonably possible:
(a)
prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective, and keep such Registration Statement effective for (x) the lesser of 180 days or until the Holder or Holders have completed the distribution relating thereto or (y) for such longer period as may be prescribed herein;
(b)
prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement in accordance with the intended methods of disposition by sellers thereof set forth in such Registration Statement;
(c)
permit any Holder that (in the good faith reasonable judgment of such Holder) might be deemed to be a controlling person of the Corporation to participate in good faith in the preparation of such Registration Statement and to cooperate in good faith to include therein material, furnished to the Corporation in writing, that in the reasonable judgment of such Holder and its counsel should be included;
(d)
furnish to the Holders such numbers of copies of the Registration Statement and the related Prospectus, including all exhibits thereto and documents incorporated by reference therein and a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;
(e)
in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering and to cause its directors and “executive officers” (as defined under Section 16 of the Exchange Act) to agree to such “lock-up” arrangements for up to 90 days from the date of the execution of the underwriting agreement with respect to such Underwritten Offering with the underwriters thereof, to the extent reasonably requested by the managing underwriter, subject to customary exceptions for permitted sales by directors and executive officers during such period. Each Holder participating in such Underwritten Offering or that, together with its Affiliates owns 10% or more of the outstanding Class A Common Stock or has the right to designate a member to the Board of Directors of the Corporation through any shareholder, voting or other agreement with the Corporation or any of its Affiliates shall also enter into and perform its obligations under such an agreement and shall execute a customary “lock-up” agreement with the underwriters of such Underwritten Offering containing a lock-up period equal to the shorter of (i) the shortest number of days that a director of the Corporation or “executive officer” (as defined under Section 16 of the Exchange Act) of the Corporation contractually agrees with the underwriters of such Underwritten Offering not to sell any securities of the Corporation following such Underwritten Offering and (ii) 90 days from the date of the execution of the underwriting agreement with respect to such Underwritten Offering. Notwithstanding the foregoing, any discretionary waiver or termination of this lock-up provision by the Corporation or the underwriters with respect to any of the Holders shall apply to the other Holders as well, pro rata based upon the number of shares subject to such obligations;
(f)
notify each Holder of Registrable Securities covered by such Registration Statement as soon as reasonably possible after notice thereof is received by the Corporation of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement or such prospectus or for additional information;
(g)
notify each Holder of Registrable Securities covered by such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing;
(h)
upon the occurrence of any event contemplated by Section 5(g) above, promptly prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing;
(i)
notify each Holder of Registrable Securities covered by such Registration Statement as soon as reasonably practicable after notice thereof is received by the Corporation of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final prospectus or the initiation or threatening of any proceedings for such purposes, or any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;
(j)
use its reasonable best efforts to prevent the issuance of any stop order suspending the effectiveness of any Registration Statement or of any order preventing or suspending the use of any preliminary or final prospectus and, if any such order is issued, to obtain the withdrawal of any such order as soon as practicable;
(k)
make available for inspection by each Holder including Registrable Securities in such registration, any underwriter participating in any distribution pursuant to such registration, and any attorney, accountant or other agent retained by such Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Corporation, as such parties may reasonably request, and cause the Corporation’s officers, managers and employees to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such Registration Statement;
(l)
use its reasonable best efforts to register or qualify, and cooperate with the Holders of Registrable Securities covered by such Registration Statement, the underwriters, if any, and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under the “Blue Sky” or securities laws of each state and other jurisdiction of the United States as any such Holder or underwriters, if any, or their respective counsel reasonably request in writing, and do any and all other things reasonably necessary or advisable to keep such registration or qualification in effect for such period as required by Section

2(b) and Section 2(c), as applicable; provided, that the Corporation shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or take any action which would subject it to taxation or service of process in any such jurisdiction where it is not then so subject;
(m)
obtain for delivery to the Holders of Registrable Securities covered by such Registration Statement and to the underwriters, if any, an opinion or opinions from counsel for the Corporation, dated the effective date of the Registration Statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such holders or underwriters, as the case may be, and their respective counsel;
(n)
in the case of an Underwritten Offering, obtain for delivery to the Corporation and the underwriters, with copies to the Holders of Registrable Securities included in such registration, a “comfort letter” from the Corporation’s independent certified public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;
(o)
use its reasonable best efforts to list the Registrable Securities that are covered by such Registration Statement with any national securities exchange or automated quotation system on which the Shares are then listed;
(p)
provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;
(q)
cooperate with Holders including Registrable Securities in such registration and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, if such Registrable Securities are to be sold in certificated form, such certificates to be in such denominations and registered in such names as such Holders or the managing underwriters may request at least two (2) Business Days prior to any sale of Registrable Securities;
(r)
use its reasonable best efforts to comply with all applicable securities laws and make available to the Holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;
(s)
in the case of an Underwritten Offering, cause the senior executive officers of the Corporation to participate in the customary “road show” presentations that may be reasonably requested by the underwriters and otherwise to facilitate, cooperate with and participate in each proposed Underwritten Offering contemplated herein and customary selling efforts related thereto; and
(t)
at any time shares of Class A Common Stock are sold pursuant to an effective Registration Statement or may be resold pursuant to Rule 144 without any restriction, the Corporation shall cooperate with the applicable Holder covered by this Agreement to effect the removal of the legends on such Shares as soon as reasonably practicable after delivery of notice from the Holder of such shares that such conditions for removal have been satisfied.
Section 6.
Indemnification.
(a)
The Corporation will, and does hereby undertake to, indemnify and hold harmless each Holder of Registrable Securities and each of such Holder’s officers, directors, managers, trustees, employees, partners, managers, members, equityholders, beneficiaries, affiliates and agents and each Person, if any, who controls such Holder, within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, with respect to any registration, qualification, compliance or sale effected pursuant to this Agreement, and each underwriter, if any, and each Person who controls any underwriter, of the Registrable Securities held by or issuable to such Holder, against all claims, losses, damages and liabilities (or actions in respect thereto) to which they may become subject under the Securities Act, the Exchange Act, or other federal or state law arising out of or based on (i) in the case of any Registration Statement, any untrue statement or alleged untrue statement of any material fact contained in (which includes documents incorporated by reference in) such Registration Statement or any other registration statement contemplated by this Agreement, or that arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) in the case of any preliminary prospectus, prospectus supplement or final prospectus contained in any such Registration Statement, (A) any untrue statement or alleged untrue statement of any material fact included in (which includes documents incorporated by reference) such preliminary prospectus, prospectus supplement or final prospectus, or that arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (B) any violation or alleged violation by the Corporation of any federal, state or common law rule or regulation applicable to the Corporation in connection with any such registration, qualification, compliance or sale, or (C) any failure to register or qualify Registrable Securities in any state where the Corporation or its agents have affirmatively undertaken or agreed in writing (including pursuant to Section 5(l)) that the Corporation (the undertaking of any underwriter being attributed to the Corporation) will undertake such registration or qualification on behalf of the Holders of such Registrable Securities (provided, that in such instance the Corporation shall not be so liable if it has undertaken its reasonable best efforts to so register or qualify such Registrable Securities) and will reimburse, as incurred, each such Holder, each such underwriter and each such director, officer, trustee, employee, partner, manager, member, equityholder, beneficiary, affiliate, agent and controlling person, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, that the Corporation will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission made in reliance and in conformity with written information furnished to the Corporation by such Holder or underwriter expressly for use therein.
(b)
Each Holder (if Registrable Securities held by or issuable to such Holder are included in such registration, qualification, compliance or sale pursuant to this Agreement) does hereby undertake to indemnify and hold harmless, severally and not jointly, the Corporation, each of its officers, directors, employees, equityholders, affiliates and agents and each Person, if any, who controls the Corporation within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each underwriter, if any, and each Person who controls any underwriter, of the Corporation’s securities covered by such a Registration Statement, and each other Holder, each of such other Holder’s officers, directors, managers, employees, partners, equityholders, affiliates and agents and each Person, if any, who controls such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based (i) in the case of any Registration Statement, any untrue statement or alleged untrue statement of any material fact contained in (which includes documents incorporated by reference in) such Registration Statement or any other registration statement contemplated by this Agreement, or that arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) in the case of any preliminary prospectus, prospectus supplement or final prospectus contained in any such Registration Statement, any untrue statement or alleged untrue statement of any material fact included in (which includes documents incorporated by reference) such preliminary prospectus, prospectus supplement or final prospectus, or that arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse, as incurred, the Corporation, each such underwriter, each such other Holder, and each such officer, director, manager, trustee, employee, partner, equityholder, beneficiary, affiliate, agent and controlling person of the foregoing, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such Registration Statement, prospectus, offering circular, Free Writing Prospectus or other document, in reliance upon and in conformity with written information that (i) relates to such Holder in its capacity as a selling security holder and (ii) was furnished to the Corporation by such Holder expressly for use therein; provided, however, that the aggregate liability of each Holder hereunder shall be limited to the gross proceeds after underwriting discounts and commissions received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. It is understood and agreed that the indemnification obligations of each Holder pursuant to any underwriting agreement entered into in connection with any Registration Statement shall be limited to the obligations contained in this Section 6(b).
(c)
Each party entitled to indemnification under this Section 6 (the “Indemnified Party”) shall give notice to the party required to provide such indemnification (the “Indemnifying Party”) of any claim as to which indemnification may be sought promptly after such Indemnified Party has actual knowledge thereof, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be subject to approval by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may retain its own counsel at the Indemnifying Party’s expense if (i) representation of such Indemnified Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding and (ii) if the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Party; and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 6, except to the extent that such failure to give notice materially prejudices the Indemnifying Party in the defense of any such claim or any such litigation. An Indemnifying Party, in the defense of any such claim or litigation, may, without the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that (i) includes as a term thereof the giving by the claimant or plaintiff therein to such Indemnified Party of an unconditional release from all liability with respect to such claim or litigation and (ii) does not include any recovery (including any statement as to or an admission of fault, culpability or a failure to act by or on behalf of such Indemnified Party) other than monetary damages, and provided that any sums payable in connection with such settlement are paid in full by the Indemnifying Party.
(d)
In order to provide for just and equitable contribution in case (and only in the event that) indemnification is prohibited or limited by law, the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and such Person’s relative intent, knowledge, access to information and opportunity to correct or prevent such actions; provided, however, that, in any case, (i) no Holder will be required to contribute any amount in excess of the gross proceeds after underwriting discounts and commissions received by such Holder upon the sale of the Registrable Securities giving rise to such contribution obligation and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
(e)
The indemnities provided in this Section 6 shall survive the transfer of any Registrable Securities by such Holder.
Section 7.
Restrictions on Transfer.
(a)
Each Holder agrees that, prior to the Lock-Up Expiration Date, except (i) as otherwise provided in Section 7(b) below or (ii) with the prior written consent of the Corporation, such Holder will not, directly or indirectly, transfer all or any Capital Stock of the Corporation or any right or economic interest pertaining thereto, including the right to vote or consent on any matter or to receive or have any economic interest in the Corporation pursuant thereto (the foregoing restrictions are referred to as the “Lock-Up Restrictions”).
(b)
To the extent permitted under applicable securities laws, the Initial Holder shall be permitted to transfer the Registrable Securities notwithstanding the Lock-Up Restrictions, directly or indirectly via a distribution by the Initial Holder’s immediate parent company, to the shareholders of the Initial Holder’s immediate parent company identified on Schedule 1 attached to this Agreement; provided, however, that (i) each such transferee shall represent and warrant that such transferee is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act, (ii) agree to be bound by the Lock-Up Restrictions and (iii) execute the Joinder (each such transferee, a “Permitted Transferee”). Each such Permitted Transferee shall be deemed a Holder hereunder, entitled and subject to all of the rights and obligations of a Holder hereunder, including the Lock-Up Restrictions, subject only to the Corporation’s receipt of written notice of the transfer of Registrable Securities by the Initial Holder pursuant to this provision and a duly executed joinder to this Agreement from such Transferee in the form of Exhibit A attached hereto (a “Joinder”) agreeing to be bound by the terms of this Agreement. The Holder shall cooperate and provide any required certifications to the Company, counsel to the Company and the transfer agent in connection with any proposed transfers to a Permitted Transferee relating to compliance with applicable securities laws.
(c)
Each certificate or book-entry notation representing any Registrable Securities shall (unless otherwise permitted by the provisions of Section 7(d)) bear a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

(d)
The restrictive legend on any shares of Class A Common Stock covered by this Agreement shall be removed if (i) such shares of Class A Common Stock are sold pursuant to an effective registration statement, (ii) a registration statement covering the resale of such shares of Class A Common Stock is effective under the Securities Act and the applicable holder of such shares of Class A Common Stock delivers to the Corporation a representation letter agreeing that such shares of Class A Common Stock will be sold under such effective registration statement, (iii) if such shares of Class A Common Stock may be sold by the holder thereof free of restrictions pursuant to Rule 144(b) under the Securities Act, or (iv) such shares of Class A Common Stock are sold, assigned or otherwise transferred pursuant to Rule 144 under the Securities Act; provided, that with respect to clause (iii) or (iv) above, the holder of such shares of Class A Common Stock must have provided an opinion of counsel and all other necessary documentation and evidence as may reasonably be required by the Corporation to confirm that the legend may be removed under applicable securities law. The Corporation shall cooperate with any applicable holder of shares of Class A Common Stock covered by this Agreement to effect removal of the legend on such shares pursuant to this Section 7(d) as soon as reasonably practicable after delivery of notice from such holder that one or more conditions to removal are satisfied (together with any documentation required to be delivered by such holder pursuant to the immediately preceding sentence). The Corporation shall bear all direct costs and expenses associated with the removal of a legend pursuant to this Section 7(d); provided, that the applicable Holder shall be responsible for all legal fees and expenses of counsel to such Holder with respect to delivering the legal opinion to the Corporation.
Section 8.
Information by Holder. Any Holder of Registrable Securities included in any registration shall furnish to the Corporation such information regarding such Holder and the distribution proposed by such Holder as the Corporation may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.
Section 9.
Transfer of Registration Rights. Except as expressly permitted in Section 7(b), no Holder may assign or otherwise convey the rights contained in Section 2 and Section 3 hereof to cause the Corporation to register the Registrable Securities and comply with its other obligations hereunder without the consent of the Corporation.
Section 10.
Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Corporation shall not, without the prior written consent of the Holders holding more than a majority of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Corporation that would allow such holder or prospective holder any registration rights the terms of which are more favorable taken as a whole than the registration rights granted to the Holders hereunder.
Section 11.
Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, the Corporation agrees to use its reasonable best efforts from and after the date of this Agreement to:
(a)
make and keep current public information available, within the meaning of Rule 144, at all times;
(b)
file with the SEC, in a timely manner, all reports and other documents required of the Corporation under the Securities Act and Exchange Act, including, without limitation, the electronic submission of every Interactive Data File (as defined in 17 C.F.R. § 232.11) required to be submitted pursuant to Regulation S-T promulgated by the SEC; and
(c)
so long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: (i) a written statement by the Corporation as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act; (ii) a copy of the most recent annual or quarterly report of the Corporation; and (iii) such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.
Section 12.
Termination of Registration Rights. The rights of any particular Holder to cause the Corporation to register securities under Section 2 or Section 3 hereof shall terminate as to any Holder on the date that such Holder no longer beneficially owns any Registrable Securities.
Section 13.
MNPI Provisions.
(a)
Each Holder acknowledges that the provisions of this Agreement that require communications by the Corporation or other Holders to such Holder may result in such Holder and its Representatives (as defined below) acquiring MNPI (which may include, solely by way of illustration, the fact that an offering of the Corporation’s securities is pending or the number of Corporation securities to be offered by, or the identity of, the selling Holders).

(b)
Each Holder agrees that it will maintain the confidentiality of such MNPI and, to the extent such Holder is not a natural person, such confidential treatment shall be in accordance with procedures adopted by it in good faith to protect confidential information of third parties delivered to such Holder (“Policies”); provided that a Holder may deliver or disclose MNPI to (i) its directors, officers, employees, agents, attorneys, members, affiliates and financial and other advisors (collectively, the “Representatives”), but solely to the extent such disclosure reasonably relates to its evaluation of exercise of its rights under this Agreement and the sale of any Registrable Securities in connection with the subject of the notice, (ii) any federal or state regulatory authority having jurisdiction over such Holder, (iii) any Person if necessary to effect compliance with any law, rule, regulation or order applicable to such Holder, (iv) in response to any subpoena or other legal process, or (v) in connection with any litigation to which such Holder is a party; provided further, that in the case of clause (i), the recipients of such MNPI are subject to the Policies or agree to hold confidential the MNPI in a manner substantially consistent with the terms of this Section 13 and that in the case of clauses (ii) through (v), such disclosure is required by law and such Holder shall promptly notify the Corporation of such disclosure to the extent such Holder is legally permitted to give such notice.
(c)
Each Holder shall have the right, at any time and from time to time (including after receiving information regarding any potential Public Offering), to elect to not receive any notice that the Corporation or any other Holders otherwise are required to deliver pursuant to this Agreement by delivering to the Corporation a written statement signed by such Holder that it does not want to receive any notices hereunder (an “Opt-Out Request”); in which case and notwithstanding anything to the contrary in this Agreement the Corporation and other Holders shall not be required to, and shall not, deliver any notice or other information required to be provided to Holders hereunder to the extent that the Corporation or such other Holders reasonably expect would result in a Holder acquiring MNPI. An Opt-Out Request may state a date on which it expires or, if no such date is specified, shall remain in effect indefinitely. A Holder who previously has given the Corporation an Opt-Out Request may revoke such request at any time, and there shall be no limit on the ability of a Holder to issue and revoke subsequent Opt-Out Requests; provided that each Holder shall use commercially reasonable efforts to minimize the administrative burden on the Corporation arising in connection with any such Opt-Out Requests.
Section 14.
General Provisions.
(a)
Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended, modified, terminated or waived only with the prior written consent of the Corporation and Holders owning a majority of the Registrable Securities; provided that no such amendment, modification, termination or waiver that would materially and adversely affect a Holder in a manner materially different than any other Holder shall be effective against such Holder without the consent of such Holder that is materially and adversely affected thereby. The failure or delay of any Person to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such Person thereafter to enforce each and every provision of this Agreement in accordance with its terms. A waiver or consent to or of any breach or default by any Person in the performance by that Person of his, her or its obligations under this Agreement shall not be deemed to be a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person under this Agreement.

(b)
Remedies. The parties to this Agreement shall be entitled to enforce their rights under this Agreement specifically (without posting a bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that a breach of this Agreement would cause irreparable harm and money damages would not be an adequate remedy for any such breach and that, in addition to any other rights and remedies existing hereunder, any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.
(c)
Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited, invalid, illegal or unenforceable in any respect under any applicable law or regulation in any jurisdiction, such prohibition, invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such prohibited, invalid, illegal or unenforceable provision had never been contained herein.
(d)
Entire Agreement. Except as otherwise provided herein, this Agreement contains the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way.
(e)
Successors and Assigns. This Agreement shall bind and inure to the benefit and be enforceable by the Corporation and its successors and assigns and the Holders and their respective successors and assigns (whether so expressed or not). In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of Holders are also for the benefit of, and enforceable by, any subsequent or successor Holder.
(f)
Notices. Any notice, demand or other communication to be given under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when delivered personally to the recipient, (ii) when sent by confirmed electronic mail if sent during normal business hours of the recipient but, if not, then on the next Business Day, (iii) one (1) Business Day after it is sent to the recipient by reputable overnight courier service (charges prepaid) or (iv) three (3) Business Days after it is mailed to the recipient by first class mail, return receipt requested. Such notices, demands and other communications shall be sent to the Corporation at the address specified below and to the Initial Holder at the address specified below, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Any party may change such party’s address for receipt of notice by providing prior written notice of the change to the sending party as provided herein.

Flowco Holdings Inc.
1300 Post Oak Blvd., Suite 450
Houston, Texas 77056
Attn: Joel Lambert, General Counsel

Email: joel.lambert@flowco-inc.com

With a copy to:

Sidley Austin LLP
1000 Louisiana Street, Suite 5900
Houston, Texas 77002
Attn: David C. Buck
Email: dbuck@sidley.com

and

Riverway Group

P.O. Box 14761

Oklahoma City, Oklahoma 73113

Attention: Gareth C. Ford

Email: gareth_ford@mail.com

With a copy to:

Crowe & Dunlevy
324 N. Robinson Avenue, Suite 100
Oklahoma City, Oklahoma 73102
Attn: James W. Larimore
Email: james.larimore@crowedunlevy.com

or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

(g)
Business Days. If any time period for giving notice or taking action hereunder expires on a day that is not a Business Day, the time period shall automatically be extended to the immediately following Business Day.
(h)
Governing Law. The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights of the Corporation and its stockholders. All other issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.
(i)
MUTUAL WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL),

EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.
(j)
CONSENT TO JURISDICTION AND SERVICE OF PROCESS. EACH OF THE PARTIES IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE CITY AND COUNTY OF NEW YORK BOROUGH OF MANHATTAN, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES HERETO FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY’S RESPECTIVE ADDRESS SET FORTH ABOVE SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS PARAGRAPH. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY IN SUCH COURT, AND HEREBY AND THEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
(k)
No Recourse. Notwithstanding anything to the contrary in this Agreement, the Corporation and each Holder agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement, shall be had against any current or future director, officer, employee, general or limited partner or member of any Holder or of any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Holder or any current or future member of any Holder or any current or future director, officer, employee, partner or member of any Holder or of any Affiliate or assignee thereof, as such for any obligation of any Holder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.
(l)
Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.
(m)
No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

(n)
Counterparts. This Agreement may be executed in multiple counterparts, any one of which need not contain the signature of more than one party, but all such counterparts taken together shall constitute one and the same agreement.
(o)
Electronic Delivery. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent executed and delivered by means of a photographic, photostatic, facsimile or similar reproduction of such signed writing using a facsimile machine or electronic mail shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.
(p)
Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Holder shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and the transactions contemplated hereby.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

FLOWCO HOLDINGS INC.

By:	/s/ Joe Bob Edwards
Name:	Joe Bob Edwards
Title:	Chief Executive Officer

RIVERWAY GROUP

By:	/s/ Zhiwei Xing
Name:	Zhiwei Xing
Title:	Director

SCHEDULE 1

Permitted Transferees

THR Limited

Pole Star Investment Limited

Molly Trading Ltd.

Huan Holdings Ltd.

Global Energy Ltd.

White Sands Limited

Ford Energy Partners (BVI) Limited

Gareth C. Ford

EXHIBIT A

Form of Joinder

REGISTRATION RIGHTS AND LOCK-UP AGREEMENT JOINDER

The undersigned is executing and delivering this Joinder pursuant to the Registration Rights and Lock-Up Agreement dated as of March 2, 2026 (as the same may hereafter be amended, the “Registration Rights Agreement”), among Flowco Holdings Inc., a Delaware corporation (the “Corporation”), and Riverway Group, a Cayman Islands exempted company with limited liability. Capitalized terms used in this Joinder have the meanings ascribed to them in the Registration Rights Agreement.

By executing and delivering this Joinder to the Corporation, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Registration Rights Agreement as a Holder of Registrable Securities in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement (including the Lock-Up Restrictions set forth therein), and the shares of Class A Common Stock transferred to the undersigned by the Initial Holder in the manner contemplated in Section 7(b) of the Registration Rights Agreement shall be deemed to be Registrable Securities under the Registration Rights Agreement to the extent provided therein unless otherwise stated in the Registration Rights Agreement. The Corporation is directed to take notice of the address below the undersigned’s signature on this Joinder for all relevant purposes of Section 14(f) of the Registration Rights Agreement.

The undersigned confirms that it is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

Accordingly, the undersigned has executed and delivered this Joinder as of the ____ day of _______________________, 20____.

Transferee: [_______________________________]

By:
Name:
Title:

Address:

Acknowledged by the Corporation as of the foregoing date:

Flowco Holdings Inc.

By:
Name:
Title: